SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant	/X/

Filed by a Party other than the Registrant	/ /

Check the appropriate box:

/ /	Preliminary Proxy Statement

/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/	Definitive Proxy Statement

/ /	Definitive Additional Materials

/ /	Soliciting Material Pursuant to §240.14a-12

AIP ALTERNATIVE INVESTMENT STRATEGIES FUNDS
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Alpha Hedged Strategies Fund
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
1-877-569-2382

February 17, 2006

Dear Shareholder:

We are writing to inform you of the upcoming special meeting of shareholders of the Alpha Hedged Strategies Fund (the “Fund”) scheduled for March 10, 2006 (the “Special Meeting”) to vote on two important proposals affecting the Fund: (1) to change the Fund’s sub-classification under the Investment Company Act of 1940, as amended, from a diversified to a non-diversified investment company and (2) to modify the fundamental investment restriction number 7 relating to collateral for borrowing purposes.

The proposals are discussed in more detail in the enclosed Proxy Statement, which you should read carefully. The Board of Trustees believes that these proposals are in the best interests of the Fund and its shareholders and unanimously recommends that you vote “FOR” the proposals.

If you are a shareholder of record as of the close of business on February 6, 2006 you are entitled to vote at the Special Meeting and at any adjournment thereof. While you are, of course, welcome to join us at the Special Meeting, most shareholders will cast their votes by filling out and signing the enclosed Proxy Card. The Board has recommended approval of Proposal I and Proposal II and encourages you to vote “FOR” these proposals. If you have any questions regarding the issue to be voted on, please do not hesitate to call the Fund at 1-866-LOW-BETA (569-2382). Whether or not you are planning to attend the Special Meeting, we need your vote. Please mark, sign, and date the enclosed Proxy Card and promptly return it in the enclosed, postage-paid envelope, or you can vote online at www.proxyvote.com, so that the maximum number of shares may be voted.

Thank you for taking the time to consider these important proposals and for your continuing investment in the Fund.

Sincerely,

AIP ALTERNATIVE STRATEGIES FUNDS

/s/ Lee Schultheis, President

Alpha Hedged Strategies Fund
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

NOTICE OF SPECIAL MEETING
TO BE HELD MARCH 10, 2006

To the shareholders of the Alpha Hedged Strategies Fund (the “Fund”), a series of AIP Alternative Strategies Funds (the “Trust”), for a Special Meeting (the “Meeting”) of shareholders of the Fund to be held on March 10, 2006:

Notice is hereby given that the Meeting will be held on March 10, at 4:00 p.m., Eastern time, at the offices of Alternative Investment Partners, LLC (“AIP”), 701 Westchester Avenue, Suite 312-W, White Plains, New York 10604. At the Meeting, you and the other shareholders of the Fund will be asked to consider and vote:

1.	To approve a change in the Fund’s sub-classification under the Investment Company Act of 1940, as amended, from a diversified to a non-diversified investment company.

2.	To amend the Fund’s fundamental investment restriction number 7 relating to collateral for borrowing purposes.

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Proposal I and Proposal II are discussed in greater detail in the attached Proxy Statement. Shareholders of record at the close of business on February 6, 2006 are entitled to notice of, and to vote at, the Meeting. Please read the accompanying Proxy Statement. Regardless of whether you plan to attend the Meeting, please complete, sign and return promptly the enclosed proxy card, or vote online at www.proxyvote.com, so that a quorum will be present and a maximum number of shares may be voted. You may change your vote at any time by notifying the undersigned or by voting at the Meeting.

  By Order of the Board of Trustees

   /s/ Lee Schultheis

Lee Schultheis, President
February 17, 2006

Alpha Hedged Strategies Fund
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
(877) 569-2382

 PROXY STATEMENT
February 17, 2006

General. This Proxy Statement is being furnished by the Board of Trustees (at times, the “Board”) of AIP Alternative Strategies Funds (the “Trust”), to the shareholders of the Trust’s series, the Alpha Hedged Strategies Fund (the “Fund”), in connection with the Fund’s solicitation of shareholders’ proxies for use at a Special Meeting (the “Meeting”) to be held March 10, 2006, at 4:00 p.m., Eastern time, at the offices of Alternative Investment Partners, LLC (“AIP”), the Fund’s investment adviser, for the purposes set forth below and in the accompanying Notice of Special Meeting. The approximate mailing date of this Proxy Statement to shareholders is February 17, 2006. At the Meeting, the shareholders of the Fund will be asked:

1.	To approve a change in the Fund’s sub-classification under the Investment Company Act of 1940, as amended (the “Investment Company Act”), from a diversified to a non-diversified investment company.

2.	To amend the Fund’s fundamental investment restriction number 7 relating to collateral for borrowing purposes.

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Record Date/Shareholders Entitled to Vote. The Fund is a separate investment series, or portfolio, of the Trust, a Delaware statutory trust and registered investment company under the Investment Company Act. The record holders of outstanding shares of the Fund are entitled to vote one vote per share (and a fractional vote per fractional share) on all matters presented at the Meeting. Shareholders of the Fund at the close of business on February 6, 2006 will be entitled to be present and vote at the Meeting. As of that date, there were 13,348,898 shares of the Fund outstanding and entitled to vote, representing total net assets of approximately $170 million.

Voting Proxies. Whether you expect to be personally present at the Meeting or not, we encourage you to vote by proxy. You can do this by completing, dating, signing and returning the enclosed proxy card. Properly executed proxies will be voted as you instruct by the persons named in the accompanying proxy statement. In the absence of such direction, however, the persons named in the accompanying proxy statement intend to vote “FOR” Proposal I and Proposal II and may vote in their discretion with respect to other matters not now known to the Board that may be presented at the Meeting. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the President of the Trust, Lee Schultheis, c/o Alternative Investment Partners, LLC, 701 Westchester Avenue, Suite 312-W, White Plains, New York 10604, or in person at the time of the Meeting. If not so revoked, the shares represented by the proxy will be voted at the Meeting, and any adjournments thereof, as instructed. Attendance by a shareholder at the Meeting does not, in itself, revoke a proxy.

The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve Proposal I regarding the change in the Fund’s sub-classification to a non-diversified investment company. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Proxies received prior to the Meeting on which no vote is indicated will be voted “FOR” each proposal as to which it is entitled to vote.

The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve Proposal II regarding the amendment of the Fund’s fundamental investment restriction number 7 relating to collateral for borrowing purposes. “Majority” for these purposes, as permitted under the Investment Company Act, means the vote of the lesser of (1) 67% of the voting securities present at the meeting if more than 50% of the outstanding voting securities are present, or (2) shares representing more than 50% of the Fund’s outstanding shares.

Quorum Required to Hold Meeting. In order to transact business at the Meeting, a “quorum” must be present. Under the Trust’s Amended and Restated Declaration of Trust, a quorum is constituted by the presence in person or by proxy of shareholders with at least one-third of the outstanding shares of the Fund entitled to vote at the Meeting.

Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the brokers or nominees do not have discretionary power to vote) will be treated as present for determining whether a quorum is present with respect to a particular matter. Abstentions and broker non-votes will not, however, be counted as voting on any matter at the Meeting when the voting requirement is based on achieving a percentage of the “voting securities present.” A broker non-vote or abstention will have the effect of a vote against the proposals.

If a quorum of shareholders of the Fund is not present at the Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may, but are under no obligation to, propose one or more adjournments of the Meeting for a period or periods not more than sixty (60) days in the aggregate to permit further solicitation of proxies. Any business that might have been transacted at the Meeting may be transacted at any such adjourned session(s) at which a quorum is present. The Meeting may also be adjourned from time to time by a majority of the votes of the Fund properly cast upon the question of adjourning the Meeting to another date and time, whether or not a quorum is present. With respect to the proposals, the persons named as proxies will vote all proxies in favor of adjournment that voted in favor of the proposals (including abstentions and broker non-votes), and vote against adjournment all proxies that voted against such proposals. Abstentions and broker non-votes will have the same effect at any adjourned meeting as noted above.

Method and Cost of Proxy Solicitation. Proxies will be solicited by the Trust primarily by mail. Although it is not anticipated, the solicitation may also include telephone, facsimile, electronic or oral communications by certain officers or employees of the Fund, AIP, or U.S. Bancorp Fund Services, LLC (“USBFS”), the Fund’s administrator, who will not be paid for these services. AIP will pay the costs and expenses incurred in connection with the solicitation of this proxy. The Fund anticipates that such fees will amount to approximately $15,000. The Fund, AIP or USBFS may also request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares of the Fund held of record by such persons. If requested, AIP shall reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation, including reasonable expenses in communicating with persons for whom they hold shares of the Fund.

PROPOSAL I

APPROVAL OF CHANGE IN THE FUND’S SUB-CLASSIFICATION UNDER THE
INVESTMENT COMPANY ACT FROM A DIVERSIFIED TO A
NON-DIVERSIFIED COMPANY

The Fund currently has a sub-classification under Section 5(b) of the Investment Company Act as a diversified company. As a diversified company under the Investment Company Act, the Fund is subject to various investment limitations and is limited as to the amount it may invest in any single issuer. More specifically, Section 5(b)(1) of the Investment Company Act states that, with respect to 75% of the Fund’s total assets, the Fund may not invest in a security if, as a result of such investment (at the time of purchase) more than 5% of its total assets would be invested in securities of any one issuer. In addition, the Investment Company Act specifies that, with respect to 75% of its assets, it may not hold more than 10% of the outstanding voting securities of any one issuer. These restrictions do not apply to U.S. government securities or securities of other investment companies.

The Investment Company Act requires the vote of a majority of the Fund’s outstanding voting securities to change its sub-classification from a diversified to a non-diversified company under Section 13(a)(1). The Board of Trustees, including all Trustees who are not interested persons within the meaning of the Investment Company Act, has approved this change on January 13, 2006 at a special meeting of the Board at the request of the Fund’s investment adviser, Alternative Investment Partners, LLC (the “Investment Adviser”). If shareholders approve the change in the Fund’s classification, the Fund will no longer be subject to the diversification limits described above and will be permitted to invest a higher percentage of its assets in the securities of a particular issuer than is currently permissible. The sub-classification change will go into effect on or about March 31, 2006, subject to the Fund converting to a Fund-of-Funds structure, as more fully described below. The Investment Adviser believes this change is in the shareholders’ best interests and will allow the Fund to pursue its optimal profile of more consistent returns and dampened risk metrics. However, there can be no assurance that the change in the sub-classification to non-diversified will result in enhanced investment performance.

A change in the Fund’s sub-classification from diversified to non-diversified under the Investment Company Act will allow the Fund to pursue a new investment structure. Currently, the Fund is an open-end investment company that is registered both under the Investment Company Act and the Securities Act of 1933, and is a publicly offered mutual fund. The Investment Adviser hires experienced hedge fund managers as its sub-advisers (the “Sub-Advisers”) to manage separate accounts within the Fund to achieve a multi-manager hedged portfolio profile. The Sub-Advisers can only execute trades against their corresponding separate account, and cannot directly access cash or securities within the Fund.

Subject to shareholder approval of the change in sub-classification, the Fund seeks to change its structure to become a Fund-of-Funds. As a Fund of Funds, the Fund will continue to be registered under the Investment Company Act and the Securities Act of 1933, and remain a publicly offered mutual fund. However, rather than employing separate accounts within the Fund, the Fund will invest its portfolio assets across a number of affiliated underlying funds (the “Underlying Funds”). Each Underlying Fund will be an affiliated registered investment company under the Investment Company Act, but will not be publicly offered. The Underlying Funds will therefore only be available to affiliated, publicly offered AIP Funds. The Underlying Funds will be managed by the Investment Adviser and the same Sub-Advisers that currently manage the separate accounts for the Fund. The Investment Adviser and the Board may create additional Underlying Funds with additional Sub-Advisers from time to time to increase the number of Underlying Funds, and alternative investment strategies, available in which the Fund may invest. The Underlying Funds will be subject to normal SEC and IRS compliance limits and testing, and will be audited annually by the independent registered public accounting firm for AIP Funds, PricewaterhouseCoopers. Each Underlying Fund will invest its assets pursuant to a different investment strategy. In the new Fund-of-Funds structure, there will be fees incurred at each level; however, the total operating fees will not exceed that of the Fund’s current fee structure. Many, but not all of the Underlying Funds will be diversified investment companies. Therefore, despite the Fund’s sub-classification as non-diversified under the Investment Company Act, because of the limited number of Underlying Funds in which it will invest, which has the potential to be riskier than an diversified fund, the Fund’s indirect aggregate investments will nonetheless be diverse and result in the Fund reducing the risk associated with its sub-classification as a non-diversified fund.

The Investment Adviser and the Board believe that the new Fund-of-Funds structure will benefit shareholders in a number of ways. The structure will allow the Fund to provide a broader range of hedged alternative investment strategies and managers and, therefore, greater diversification. This level of diversification serves to maximize the non-correlative effect, and dampen overall portfolio volatility and directional exposure to markets, in an effort to produce superior risk-adjusted returns. The typical Fund-of-Funds may invest in 20-40 or more managers and strategies, in pursuit of optimal diversification. The Fund’s current structure is limited in the number of separate accounts that it can use for tax and accounting reasons. By contrast, the new structure will allow the Fund to easily handle up to 40 separate hedge fund strategies and managers, and potentially even more. This will allow the Fund to pursue its optimal profile of more consistent returns and dampened risk metrics. The Investment Adviser will continue to hire experienced hedge fund managers as its Sub-Advisers to manage separate accounts within the Underlying Funds to achieve a multi-manager hedged portfolio profile. The Sub-Advisers will still only execute trades against their corresponding separate account, and cannot directly access cash or securities within the Fund.

The new Fund-of-Funds structure may also benefit investors because it facilitates the Investment Adviser and the Board’s efficient creation of new series of the Trust into which current shareholders may decide to also invest. Because each series of the Trust may invest its assets in different combinations of the Underlying Funds, the Investment Adviser can offer numerous risk-adjusted return profiles to investors. Each new series launched may, therefore, leverage off of the relative net assets of the existing Underlying Funds.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES,
RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE CHANGE IN
THE FUND’S SUB-CLASSIFICATION FROM A DIVERSIFIED TO A NON-DIVERSIFIED
COMPANY. ANY SIGNED BUT UNMARKED PROXIES WILL BE
SO VOTED “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL II

APPROVAL OF AMENDMENT TO THE FUND’S FUNDAMENTAL
INVESTMENT RESTRICTION RELATING TO COLLATERAL FOR
BORROWING PURPOSES

The Fund has adopted certain investment restrictions or policies that are "fundamental" under the Investment Company Act, meaning that as a matter of law they cannot be changed without shareholder approval. The Board of Trustees has reviewed the Fund’s current fundamental investment restrictions and has concluded that an amendment should be made in order to facilitate the administration of the Fund and to increase the investment flexibility of the Fund.

The Fund currently has a fundamental investment restriction (Number 7), as set forth in its Statement of Additional Information, that states the following:

THE FUND MAY NOT PLEDGE, MORTGAGE OR HYPOTHECATE ITS ASSETS, EXCEPT TO SECURE BORROWINGS (AS SET FORTH ABOVE UNDER INVESTMENT RESTRICTION 2(a) ABOVE), OR WITH RESPECT TO A SECURITIES LENDING PROGRAM.

If the proposed amendment is approved by shareholders, the fundamental investment restriction would read in its entirety as follows:

THE FUND MAY NOT PLEDGE, MORTGAGE OR HYPOTHECATE ITS ASSETS, EXCEPT TO SECURE BORROWINGS (AS SET FORTH ABOVE UNDER INVESTMENT RESTRICTION 2(a) ABOVE), OR WITH RESPECT TO A SECURITIES LENDING PROGRAM. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE FUND MAY PLEDGE COLLATERAL IN CONNECTION WITH INVESTMENTS IN CERTAIN DERIVATIVE TRANSACTIONS PERMITTED IN THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION.

The purpose of the proposed change to the fundamental investment restriction contained in the Statement of Additional Information is to provide the Fund with greater flexibility to respond to future investment opportunities. The amendment will provide the Sub-Advisers with greater flexibility to invest a portion of the Fund’s assets in certain derivative transactions that require pledging collateral. The amendment will not change the types of derivatives that the Fund is permitted to invest in. In addition, the amendment will not result in a material change in the level of investment risk associated with an investment in the Fund.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT
TRUSTEES, RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE
AMENDMENT TO THE FUND’S FUNDAMENTAL INVESTMENT
RESTRICTION RELATING TO COLLATERAL FOR BORROWING PURPOSES.
ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED “FOR”
APPROVAL OF THIS PROPOSAL.

INFORMATION ABOUT THE FUND

As noted above, the Fund’s current investment adviser is Alternative Investment Partners, LLC, 701 Westchester Avenue, Suite 312-W, White Plains, New York 10604. The Fund’s distributor and principal underwriter is Quasar Distributors, LLC (“Quasar”), 615 East Michigan Street, Milwaukee, Wisconsin, 53202. In addition to serving as the Fund’s administrator, USBFS also serves as the Fund’s transfer and dividend disbursing agent, and is an affiliate of Quasar. USBFS is located at 615 East Michigan Street, Milwaukee, Wisconsin, 53202. Custodial Trust Company, 101 Carnegie Center, Princeton, New Jersey 08540, serves as Custodian for the Fund’s securities and cash.

Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP (“PWC”), Milwaukee, Wisconsin, currently serves as the independent principal accountants for the Trust. Representatives of PWC are not expected to attend the Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

The Trust has engaged PWC to perform audit services, audit-related services, tax services and other services during the past two fiscal years. “Audit services” refer to performing an audit of the Trust’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years. “Audit-related services” refer to the assurance and related services by the principal accountant that are reasonably related to the performance of the audit. “Tax services” refer to professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. The following table details the aggregate fees billed for each of the last two fiscal years for audit fees, audit-related fees, tax fees and other fees by PWC:

	Aggregate total for fiscal years ending:
	07/31/05	07/31/04
Audit Fees	$40,000	$25,000
Audit-Related Fees	none	none
Tax Fees	$10,000	$3,000
All Other Fees	none	none

The Fund’s Audit Committee has adopted pre-approval policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services of the Trust, including services provided to any entity affiliated with the Trust. All of PWC’s hours spent on auditing the Trust’s financial statements were attributed to work performed by full-time permanent employees of PWC.

For the past two fiscal years, PWC has not billed the Trust or AIP (or any entity controlling, controlled by or under common control with AIP, i.e., Asset Alliance, Trust Advisors) for, nor accrued for on behalf of the Trust or AIP, any non-audit fees other than certain tax fees. The Audit Committee of the Board of Trustees has considered whether the provision of non-audit services that were rendered to AIP or any entity controlling, controlled by or under common control with AIP, is compatible with maintaining PWC’s independence, and has concluded that the provision of such non-audit services by PWC has not compromised their independence.

Share Ownership. To the knowledge of the Fund’s management, before the close of business on February 6, 2006, persons owning of record more than 5% of the outstanding shares of the Fund were as follows:

Name and Address	Number of Shares	% Ownership	Type of Ownership
Charles Schwab & Co. Inc. Special Custody Account FBO Customers Attn: Mutual Fund Department 101 Montgomery Street San Francisco, CA 94104-4122	7,244,722	54.81%	Record

National Investor Services 55 Water Street 32nd Floor New York, NY 10041	2,202,179	16.66%	Record

National Financial Services Corp. For Sole Benefit of Our Customers 201 Liberty Street New York, NY 10281-1003	2,201,863	16.66%	Record

Information about the Fund. The Trust, on behalf of the Fund, is required by federal law to file reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains a website that contains information about the Fund (www.sec.gov.). Any such proxy material, reports and other information can be inspected and copied, after paying a duplicating fee, at the Office of Public Reference, Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1300, Washington, D.C. 20549-0112.

Reports to Shareholders. COPIES OF THE FUND’S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE WITHOUT CHARGE UPON WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WISCONSIN, 53201-0701 OR BY CALLING, TOLL-FREE, (877) 569-2382. THESE REPORTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, WWW.SEC.GOV, AND AT WWW.AIPFUNDS.COM.

GENERAL INFORMATION

Other Matters to come Before the Meeting. The Trust’s management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Shareholder Proposals. The Meeting is a special meeting of shareholders. The Trust is not required to, nor does it intend to, hold regular annual meetings of its shareholders. If such an annual meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal or notice of the proposal, if the shareholder chooses to include the proposal in the Trust’s proxy materials, to the Trust within a reasonable time prior to the Trust printing and mailing its proxy materials in accordance with, respectively, Rule 14a-8 or Rule 14a-4(c) under the Securities Exchange Act of 1934.

IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED, OR VOTE ONLINE AT WWW.PROXYVOTE.COM. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Lee Schultheis, President

/s/ Lee Schultheis

White Plains, New York
February 17, 2006

PROXY

ALPHA HEDGED STRATEGIES FUND
SPECIAL MEETING OF SHAREHOLDERS
March 10, 2006

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF AIP ALTERNATIVE STRATEGIES FUNDS

The undersigned hereby appoints Lee Schultheis and Kristina Labermeier, and each of them, as proxies of the undersigned, each with the power to appoint his or her substitute, for the Special Meeting of Shareholders of the Alpha Hedged Strategies Fund, a series of AIP Alternative Strategies Funds, to be held on March 10, 2006, at the offices of Alternative Investment Partners, LLC, the Fund’s investment adviser, 701 Westchester Avenue, Suite 312-W, White Plains, New York 10604 (the “Meeting”), to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business on February 6, 2006. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

DATE: February 17, 2006

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s) (Title(s), if applicable)

This proxy will be voted as specified below. If the proxy is executed, but with respect to Proposal I or Proposal II no specification is made, this proxy will be voted in favor of the proposals and in the discretion of the above-named proxies as to any other matter that may properly come before the Meeting or any adjournment thereof. Please indicate by filling in the appropriate box below.

	FOR	AGAINST	ABSTAIN
1. To approve a change in the Fund’s sub-classification under the Investment Company Act from“ diversified” to “non-diversified”	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To amend the Fund’s fundamental investment restriction number 7 relating to collateral for borrowing purposes	☐	☐	☐

WE NEED YOUR VOTE BEFORE MARCH 10, 2006

Your vote is important. If you are unable to attend the meeting in person, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the meeting and avoid additional expenses associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the meeting. You may revoke your proxy before it is voted at the meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the meeting and voting in person.

THANK YOU FOR YOUR TIME